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TEXAS LIQUIDS, LLC
Balance Sheet
At July 31, 2000
 (expressed in millions, rounded to hundred thousands of dollars)
(Unaudited, subject to adjustment)

ASSETS
------

Cash                                   $ 0.6
Accounts receivable and unbilled revenues, net                    11.9
Inventory                              4.9
Prepaid expenses                              0.5
Other current assets               0.9
                                                  -----
          Total current assets                              18.8
                                                  -----
Fixed assets, net                              0.2
Goodwill, net of amortization                         0.2
                                                  -----
          Total assets                              $19.2
                                             =====

LIABILITIES AND MEMBER'S EQUITY
-------------------------------

Accounts payable                         $ 9.7
Accrued expenses                         0.7
Other current liabilities                         2.1
                                             -----
          Total current liabilities                      12.5
                                        -     -----

Member's equity                          2.4
Retained earnings                         4.3
                                             -----
          Total equity                         6.7
                                             -----
          Total liabilities and member's equity                    $19.2
                                             =====

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